Exhibit 99.2

2019 Third Quarter Earnings Release Supplement November 7, 2019

2 Disclaimer Special Note Regarding Forward-Looking Statements Some of the information in this presentation may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this presentation. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include fluctuations in wealth management fees, our reliance on our partner firms and the principals who manage their businesses, our ability to make successful acquisitions, unknown liabilities of or poor performance by acquired businesses, harm to our reputation, our inability to facilitate smooth succession planning at our partner firms, our inability to compete, our reliance on key personnel, our inability to attract, develop and retain talented wealth management professionals, our inability to retain clients following an acquisition, write down of goodwill and other intangible assets, our failure to maintain and properly safeguard an adequate technology infrastructure, cyber-attacks, our inability to recover from business continuity problems, inadequate insurance coverage, the termination of management agreements by management companies, our inability to generate sufficient cash to service all of our indebtedness, the failure of our partner firms to comply with applicable U.S. and non-U.S. regulatory requirements, legal proceedings and governmental inquiries and certain other factors. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Our forward-looking statements speak only as of the date of this presentation or as of the date as of which they are made. Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward-looking statements. Non-GAAP Financial Measures Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, other expense/income, net, other one-time transaction expenses, and management contract buyout, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following: (i) non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance. We use Adjusted EBITDA (i) as a measure of operating performance, (ii) for planning purposes, including the preparation of budgets and forecasts, (iii) to allocate resources to enhance the financial performance of our business, and (iv) to evaluate the effectiveness of our business strategies. Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: (i) Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs, and (iii) Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments. In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information. We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share. Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measures. We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, management contract buyout, if any, and other one-time transaction expenses. The calculation of Adjusted Net Income also includes adjustments to reflect (i) a pro forma 27% income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc. and no earnings were attributable to non-controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27% tax rate. We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following: (i) non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance. Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: (i) Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs, and (iii) Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure. In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information. To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Table of Contents Pages Financial Summary and Q4 2019 Outlook 4-9 Revenues 10-13 M&A Activity 14-15 Leverage and Cash Flow Available for Capital Allocation 16-21 Appendix 22-28 3

4 Financial Summary and Q4 2019 Outlook 4

Strong Financial Performance Over the Long-Term Non-GAAP financial measure. See Appendix for reconciliations. 5 $55.7 $67.8 $75.4 $103.0 $145.2 $203.4 $186.8 2013 2014 2015 2016 2017 2018 2019 Q3 YTD Adjusted EBITDA (1) ($ in millions) CAGR: 29.6% $38.6 $46.7 $52.3 $68.6 $86.7 $125.3 $122.6 2013 2014 2015 2016 2017 2018 2019 Q3 YTD Adjusted Net Income (1) ($ in millions) CAGR: 26.6% $0.54 $0.65 $0.73 $0.95 $1.21 $1.74 $1.67 2013 2014 2015 2016 2017 2018 2019 Q3 YTD ANI Per Share (1) CAGR: 26.4% $268.9 $325.6 $382.3 $485.4 $662.9 $910.9 $878.1 2013 2014 2015 2016 2017 2018 2019 Q3 YTD Revenues ($ in millions) CAGR: 27.6%

Revenues: $316.6 million, +34.3% year-over-year growth Organic revenue growth:(1) +22.4% Fee-based and recurring revenues: 95+% Revenue attributable to new partner firm closing: $7.4 million* * Relates to closing of Williams Jones on 8/1/19. Full quarter revenue contribution estimated to be over $11 million. 2019 Third Quarter Financial Snapshot Revenues Adjusted EBITDA Adjusted Net Income and ANI per Share Adjusted EBITDA:(2) $69.4 million, +30.7% year-over-year growth Adjusted EBITDA attributable to new partner firm closing: $2.9 million* Acquired Base Earnings:(3) $16.5 million * Relates to closing of Williams Jones on 8/1/19. Full quarter Adjusted EBITDA contribution estimated to be over $4 million. Adjusted Net Income:(2) $45.6 million, +33.7% year-over-year growth Adjusted Net Income Per Share:(2) $0.62, +34.8% year-over-year growth Adjusted Shares Outstanding for purposes of calculating ANI:(2) 73.4 million Organic revenue growth represents the period-over-period growth in revenues related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods. Non-GAAP financial measure. See Appendix for reconciliations. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. 6

Delivering Strong Performance While Investing For Growth 7 Capitalized on an active market in Q3 2019 and invested in firms that create strategic competitive advantages for Focus and its partner firms Closed on Williams Jones, fiduciary wealth manager with ~$8 billion in client assets based in New York City, one of the largest wealth management markets in the U.S. Closed on 6 mergers for 6 partner firms. Increased geographic reach and enhanced client service capabilities, including multi-family office and business owner support services. Year to date, added $35.1 million in Acquired Base Earnings(1) through acquisition of 6 new partner firms. Momentum remains strong as we head into year-end Completed 4 mergers in Q4 2019 through November 7, 2019, including 2 mergers for The Colony Group. Long growth runway ahead and no shortage of high-quality transactions heading into 2020. M&A-driven growth remains central to capitalizing on the industry opportunity. Organic initiatives continue to be important to achieving future growth objectives. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

Delivering Strong Performance While Investing For Growth 8 Which supports our plan for reducing net leverage ratio Begin gradual de-levering in 2020. Plan to operate at net leverage ratio(1) of 3.5x to 4.5x, providing flexibility to pursue growth strategy. Re-affirming targets of 20% annual growth for revenues and Adjusted Net Income Per Share(2). Have sufficient capital resources to meet growth and leverage targets without raising equity. And positions Focus to deliver superior shareholder value over the long-term Strong competitive positioning, combined with strong annual growth in revenues, Adjusted Net Income Per Share(2), Cash Flow Available for Capital Allocation(2) and lower net leverage ratio, will translate into superior shareholder value over time. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Agreement), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Agreement). Non-GAAP financial measure.

Q4 2019 Outlook

FOCUS FINANCIAL PARTNERS

Revenues	▪ **Organic revenue growth**[1] estimate of **over 15%** ▪ Incremental revenue from Q3 partner firm acquisition to be ~$3.7 million in Q4 2019 (due to Q3 intra quarter closing of Williams Jones) ▪ **Revenue reduction** of **~$5 million** expected for **seasonality in tax and other services** ▪ No partner firms closing in Q4 2019
Adjusted EBITDA	▪ **Estimated Adjusted EBITDA margin**[2] of approximately **21.5%**[5] ▪ Incremental Adjusted EBITDA[3] from Q3 partner acquisition to be ~$1.2 million in Q4 2019 (due to Q3 intra quarter closing of Williams Jones)
ANI and ANI per Share	▪ **Next twelve months intangible tax shield** for Adjusted Net Income[3] of **$34.5 million** ▪ **No equity issuance** in connection with acquisition activity
Net Leverage and Cash Flow	▪ Cash consideration at closing for Q4 acquisitions to date of $25.5 million ▪ Net leverage ratio[4] – ~4.3x ▪ Estimated cash earnouts of ~$3 million ▪ Final $12.5 million Loring Ward purchase price installment

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Calculated as Adjusted EBITDA divided by revenues.
3. Non-GAAP financial measure.
4. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Agreement), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Agreement).
5. The Company is not providing a quantitative reconciliation of its forward-looking estimate of Adjusted EBITDA margin to its most directly comparable GAAP financial measure because such GAAP measure, which is not included in the Company's outlook, is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties such as the items noted under the heading "Disclaimer – Special Note Regarding Forward-Looking Statements." In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors.

9

10 Revenues 10

Diversified Sources Create a Natural Hedge to Market-Correlated Revenues

FOCUS FINANCIAL PARTNERS

Q3 2019 Revenues by Source



$17.3m,
5.5%
$299.3m,
94.5%
Wealth Management Fees
Other

- 95%+ fee-based and recurring revenues
- Holistic wealth management fees tied to team-based service model
- Not a commission or interest revenue based model

Q3 2019 Revenues by Region



$14.1m,
4.4%
$302.5m,
95.6%
Domestic
International

- International sources provide some revenue diversification
- 5 partner firms across Australia, Canada, and the UK

Q3 2019 Revenues Correlated to Markets

Revenues Correlated to Markets



$86.9m,
27.5%
$229.7m,
72.5%
Correlated to Markets
Not Correlated to Markets

- Non-correlated revenues typically include fixed fees for investment advice, tax fees and family office type services
- Diversification reduces market risk to revenue stream

Billing Structure of Market-Correlated Revenues



$68.9m,
30.0%
$160.8m,
70.0%
Advance
Arrears

- Advance billing structure used by majority of partner firms gives visibility into subsequent quarter
- High diversification of billing practices across 63 partner firms is an embedded revenue hedge

11

Organic Revenue Growth Trend is Strong

- Q3 2019 year-over-year organic revenue growth[1] was 22.4% and trailing 8 quarter average was 15.1%, reflecting strong growth dynamics across partner firm portfolio

Quarterly Organic Revenue Growth[1] Percentage



17.9%
17.6%
16.7%
9.7%
10.7%
7.7%
18.0%
22.4%
15.1% Average
Q4'17
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Organic Revenue Growth
Average

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by Focus's partner firms and partner firms that have merged, that for the entire periods presented are included in Focus's consolidated statements of operations for the entire periods presented. Focus believes these growth statistics are useful in that they present full-period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

12

Mergers More Than Double Our Partner Firms' Revenue Growth

- Partner firms who grow through mergers in addition to traditional client acquisition strategies have transformed their businesses through accelerated growth
- Mergers enable efficient access to large pools of client assets, new spheres of influence, distribution channels and exceptional advisor talent



Revenue CAGR
Since Inception(2)
5.5%
7.1%(1)
12.9%
15.2%(1)
9.0%
13.5%(1)
Firms that have not completed a merger (20 firms)
Firms that have completed at least one merger (29 firms)
Entire portfolio of 49 partner firms
Median Revenue CAGR
Weighted Average Revenue CAGR

49 partner firms represented ~79% of our LTM revenues

1. The weightings are based on the September 30, 2019 LTM revenues of the respective partner firms.
2. Inception means first full four quarters as a Focus partner firm and reflects activity through all market cycles during that time. The analysis includes the 49 firms since inception (out of the 63 firms) that have been with us for at least 2 years as of September 30, 2019 in order to determine a baseline revenue growth rate. If Focus partner firms merged together, their financials have been combined.
3. The 49 partner firms have been with Focus for a weighted average of ~6 years and a median period of ~4 years.

13

14 M&A Activity 14

2019 Year-to-Date Deal Activity Has Been at Record Levels Highlights 2019 YTD Expanded partner firm portfolio to 63 firms Closed 34 transactions, exceeding 2018 full year volume by 36% Increased Acquired Base Earnings(1) by $35.1 million = The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. 15 3 4 7 6 10 8 6 4 12 14 12 15 17 28 7 16 21 18 25 25 34 2013 2014 2015 2016 2017 2018 2019 YTD New Partner Firms Mergers Type Acquiring Partner Firm Closing Date 1. Roof Advisory Group Fort Pitt Capital Group 10/1/19 2. Smiley TrinityPoint Wealth 10/1/19 3. Harvest Capital Management The Colony Group 10/1/19 4. Glass Malek The Colony Group 10/1/19 Partner Firm Acquisitions 1. Williams, Jones & Associates 8/1/19 1. Stevens First Principles Inv Advisors Benefit Financial Services Group 7/1/19 2. Catamount Management Group Crestwood Advisors 7/1/19 3. Hines & Warner Wealth Management Vista Wealth Management 7/1/19 4. Lodestar Investment Counsel Bartlett Wealth Management 7/1/19 5. TMD & Associates One Charles Private Wealth 7/1/19 6. HORNE Wealth Advisors Buckingham 7/1/19 Firm Name Q4 2019 (to date) Mergers Q3 2019 Mergers

16 Leverage and Cash Flow Available for Capital Allocation 16

Strong Credit and Liquidity Profile(1) Low debt cost ~4.5% weighted average interest rate on funded borrowings as of September 30, 2019 Limited duration risk ~5-year remaining to maturity for Term Loan (July 2024) Ample liquidity > $500 million undrawn revolver + $51 million cash Interest rates Favorable rate environment 95%+ fee-based and recurring revenues, variable management fees and earnings preference protect cash flows Downside protection 17 As of September 30, 2019

Net Leverage Ratio Trend Since IPO

FOCUS FINANCIAL PARTNERS

- Strategic acquisition of **three large firms**
  - Williams, Jones & Associates
  - Escala Partners
  - Altman, Greenfield and Selvaggi (AGS)
- Added an estimated aggregate **$90+ million** of incremental **annual revenues** and **$29.4 million** in **annual Adjusted EBITDA**(1)(3)
- Pre-Focus, these three firms generated an average **3-year revenue CAGR of >10%**(1)(3)
- Excluding solely these three acquisitions, **Net Leverage Ratio** would have been **~3.8x**(2)



Strategic acquisitions of Williams Jones, Escala, and AGS cumulatively impacted net leverage ratio by 0.5x
Deleveraging at IPO
5.6x
3.2x
3.3x
3.9x
4.1x
4.3x
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19

1. Historical and estimated data based on the unaudited pre-acquisition financial statements of the acquired companies prepared by the acquired companies prior to Focus acquisition. Such financial statements may not have been prepared in accordance with GAAP or pursuant to the rules and regulations of the SEC and may not be comparable to the presentation of such data after being acquired by Focus.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Agreement), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Agreement).
3. We have over 60 partner firms located across the United States as well as the United Kingdom, Canada and Australia. This data may not be representative of our other partner firms and is not necessarily indicative of these firms' future performance.

18

New Partner Firms Are Differentiated in Their Respective Markets(3)

FOCUS
FINANCIAL PARTNERS

Williams, Jones & Associates

Closed August 1, 2019
~$8 Billion in Client Assets
Fiduciary Wealth Manager
New York City

- Leader in NYC market
- 30 years in business
- HNW/UHNW private client base
- Strong platform for organic & inorganic growth
- Clear strategy to capture share in high-growth NYC & FL markets
- *Anchor investment with scarcity value*

Escala Partners

Closed April 1, 2019
Over $3 Billion in Client Assets
Fiduciary Wealth Manager
Melbourne, Australia

- Leading Australian wealth manager
- Size & reach in HNW/UHNW space
- High visibility & brand recognition
- Strong organic & inorganic growth platform
- Well-defined strategy to capture share in Australia and Asia
- *Anchor investment with scarcity value*

Altman, Greenfield & Selvaggi

Closed January 1, 2019
Multi-Family Office | Business Management
Expertise in Entertainer Space
New York City

- Top firm in U.S. with strong visibility & brand recognition
- Unique HNW/UHNW client base
- Hard-to-replicate services that will add value to other partner firms
- Substantial benefit from Focus value-added services
- *Anchor investment with scarcity value*

Estimated Annual Revenues: **$90+ million**(1)(3)
Annual Acquired Base Earnings: **$29.4 million**(4)
Average '15-'18 Revenue CAGR: **>10%**(1)(3)
Incremental Net Leverage Ratio Impact: **~0.5x**(2)

1. Historical and estimated data based on the unaudited pre-acquisition financial statements of the acquired companies prepared by the acquired companies prior to Focus acquisition. Such financial statements may not have been prepared in accordance with GAAP or pursuant to the rules and regulations of the SEC and may not be comparable to the presentation of such data after being acquired by Focus.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Agreement), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Agreement).
3. We have over 60 partner firms located across the United States as well as the United Kingdom, Canada and Australia. This data may not be representative of our other partner firms and is not necessarily indicative of these firms' future performance.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

19

Earnings Preference Provides Strong Downside Earnings Protection

FOCUS FINANCIAL PARTNERS

- Reflects one-quarter impact to revenues and Covenant EBITDA(1)(2)
- Assumes all other revenues sources and expenses remain unchanged except for management fees
- In the event of a multi-quarter downturn
  - Partner firms would reduce their cost structures
  - M&A activity would moderate

		Sensitivity Analysis (Illustrative Only)	
Equity market decline		**(20)%**	**(40)%**
Assumed Client Portfolio Allocation to Equities		50%	50%
Decline in market-correlated revenues[1]		**(10)%**	**(20)%**
($ in millions)	**Reported**		
Q3'19 Market-Correlated Revenues	$ 229.7	$ 206.7	$ 183.8
Q3'19 Non-Correlated Revenues	$ 86.9	$ 86.9	$ 86.9
Total Revenue	$ 316.6	$ 293.6	$ 270.7
Covenant EBITDA[2]	$ 288.3	$ 278.9	$ 272.2
Net Debt[3]	$ 1,231.7	$ 1,231.7	$ 1,231.7
Net Leverage Ratio[2]	4.27x	4.42x	4.52x
Change from Q3 Reported		0.15x	0.25x

Cumulative Acquired Base Earnings[4] Since 2017



$7m
$15m
$44m
$44m
$47m
$71m
$82m
$82m
$94m
$101m
$117m
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019

1. The analysis depicts the impact on our Net Leverage Ratio (as defined in the Credit Agreement) resulting from a hypothetical change in Q3 market correlated revenues only. All other revenues/expenses were kept constant except management fees, which are tied to the profitability of our partner firms.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Agreement), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Agreement), which in the above table is referred to as "Covenant EBITDA."
3. Net Debt represents amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

20

Strong Cash Flow Characteristics

FOCUS FINANCIAL PARTNERS

Cash Flow Available for Capital Allocation[1][3]

($ in millions)


$91.8
$127.0
Q3'18 LTM
Q3'19 LTM
48%
53%

As % of Adjusted EBITDA[1]

Next 12 Months Capital Allocation Priorities

- Strategic M&A to continue capitalizing on industry consolidation
- Fund earnout payments
- Gradual de-leveraging

Next 12 Months Primary Uses, Excluding Future M&A Activities

- Estimated cash earnouts of $60+ million[2]
- Q4 2019 final Loring Ward installment payment of $12.5 million
- Required term loan amortization of $11.6 million (~$2.9 million per quarter)

1. Non-GAAP financial measure. See Appendix for reconciliations.
2. Based on certain assumptions that could change materially.
3. There have been no historical tax receivable agreements payments. For the next 12 months, no significant tax receivable agreements payments are expected.

21

22 Appendix 22

2019 YTD Acquisitions 23 * Continued on following page Type Acquiring Partner Firm Closing Date Primary Office Location 1. Roof Advisory Group Fort Pitt Capital Group 10/1/19 Harrisburg, PA 2. Smiley TrinityPoint Wealth 10/1/19 Charlotte, NC 3. Harvest Capital Management The Colony Group 10/1/19 Concord, NH 4. Glass Malek The Colony Group 10/1/19 Los Angeles, CA Partner Firm Acquisitions 1. Williams, Jones & Associates 8/1/19 New York, NY 1. Stevens First Principles Inv Advisors Benefit Financial Services Group 7/1/19 Newport Beach, CA 2. Catamount Management Group Crestwood Advisors 7/1/19 Westport, CT 3. Hines & Warner Wealth Management Vista Wealth Management 7/1/19 Portland, OR 4. Lodestar Investment Counsel Bartlett Wealth Management 7/1/19 Chicago, IL 5. TMD & Associates One Charles Private Wealth 7/1/19 Scottsdale, AZ 6. HORNE Wealth Advisors Buckingham 7/1/19 Ridgeland, MS Firm Name Q4 2019 (to date) Mergers Q3 2019 Mergers

2019 YTD Acquisitions

	Type	Firm Name	Acquiring Partner Firm	Closing Date	Primary Office Location
Q2 2019	Partner Firm Acquisitions	1. Escala Partners		4/1/19	Melbourne, Australia
		2. Sound View Wealth Advisors		4/1/19	Savannah, GA
	Mergers	1. MacGuire, Cheswick & Tuttle	Crestwood Advisors	4/1/19	Darien, CT
		2. Weatherstone Capital Management	Carnick & Kubik Group	4/1/19	Denver, CO
		3. Bullard, McLeod and Associates	Atlas Private Wealth Management	4/1/19	Albany, NY
		4. Anthony Smith Advisors	Patton Albertson Miller Group	4/1/19	Atlanta, GA
		5. Skeet Kaye Hopkins	Gelfand, Rennert & Feldman	4/2/19	London, UK
		6. Massingale	Summit Financial	5/1/19	Ruston, LA
		7. Steinberg Global Asset Management	The Colony Group	5/1/19	Boca Raton, FL
		8. Lake Mary Wealth Management	Buckingham	6/1/19	Maitland, FL
		9. Collings	The Colony Group	6/18/19	Boston, MA
Q1 2019	Partner Firm Acquisitions	1. Altman, Greenfield & Selvaggi		1/1/19	New York, NY
		2. Prime Quadrant		2/15/19	Toronto, Canada
		3. Foster Dykema Cabot		3/1/19	Boston, MA
	Mergers	1. Griffon Financial Planning	Buckingham	1/1/19	Bend, OR
		2. Northern Capital Management	Kovitz Investment Group	1/1/19	Madison, WI
		3. Alpern Wealth Management	Buckingham	1/1/19	Pittsburgh, PA
		4. David Weise & Associates	NKSFB	1/1/19	Encino, CA
		5. WG&S, LLP	Gelfand, Rennert & Feldman	1/1/19	Los Angeles, CA
		6. Aurora Financial Advisors	The Colony Group	2/1/19	Wellesley, MA
		7. Dan Goldie Financial Services	Buckingham	2/1/19	Palo Alto, CA
		8. Insero Wealth Strategies	Buckingham	3/1/19	Buffalo, NY
		9. Neuman + Associates	NKSFB	3/1/19	Encino, CA

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Net Income (Loss) to Adjusted EBITDA Reconciliation

FOCUS FINANCIAL PARTNERS

							Three months ended		Nine months ended		Trailing 4-Quarters ended	
($ in thousands)	2013	2014	2015	2016	2017	2018	September 30, 2018	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	September 30, 2019
Net income (loss)	$ 8,677	$ 11,996	$ 9,321	$ 15,722	$ (48,359)	$ (41,087)	$ (38,924)	$ 392	$ (58,634)	$ 666	$ (68,324)	$ 18,213
Interest income	(80)	(104)	(90)	(88)	(222)	(1,266)	(432)	(291)	(809)	(827)	(957)	(1,284)
Interest expense	7,297	6,994	9,977	21,327	41,861	56,448	12,996	15,852	45,480	43,135	60,003	54,103
Income tax expense (benefit)	975	212	649	981	(1,501)	9,450	3,745	(3,905)	5,667	(3,701)	2,885	82
Amortization of debt financing costs	1,267	1,599	1,770	2,482	4,084	3,498	828	919	2,716	2,483	4,074	3,265
Intangible amortization and impairments	29,910	28,549	35,421	50,942	64,367	90,381	23,616	34,898	65,400	94,860	83,747	119,841
Depreciation and other amortization	4,259	4,667	5,327	5,680	6,686	8,370	2,077	2,797	6,121	7,535	7,981	9,784
Non-cash equity compensation expense	3,277	4,319	13,537	8,520	34,879	44,468	24,057	4,276	31,612	13,375	35,092	26,231
Non-cash changes in fair value of estimated contingent consideration	1,239	7,395	(160)	(1,143)	22,294	6,638	10,564	14,435	28,879	25,696	43,946	3,455
Gain on sale of investment	–	–	–	–	–	(5,509)	–	–	(5,509)	–	(5,509)	–
Loss on extinguishment of borrowings	–	–	–	–	8,106	21,071	7,060	–	21,071	–	21,071	–
Other expense (income), net	(1,104)	328	(310)	(1,385)	3,191	2,350	525	(9)	229	695	214	2,816
Delayed offering cost expense	–	–	–	–	9,840	–	–	–	–	–	–	–
Management contract buyout	–	1,800	–	–	–	–	–	–	–	1,428	–	1,428
Other one-time transaction expenses(1)	–	–	–	–	–	8,590	6,969	–	6,969	1,486	6,969	3,107
Adjusted EBITDA	$ 55,717	$ 67,755	$ 75,442	$ 103,038	$ 145,226	$ 203,402	$ 53,081	$ 69,364	$ 149,192	$ 186,831	$ 191,192	$ 241,041

1. Represents one-time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10-Q and 10-K filings for additional details.

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Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share Reconciliation 26 * Refer to slide 27 for footnotes 26 2013 2014 2015 2016 2017 2018 September 30, 2018 September 30, 2019 September 30, 2018 September 30, 2019 ($ in thousands, except share and per share data) Net income (loss) 8,677 $ 11,996 $ 9,321 $ 15,722 $ (48,359) $ (41,087) $ (38,924) $ 392 $ (58,634) $ 666 $ Income tax expense (benefit) 975 212 649 981 (1,501) 9,450 3,745 (3,905) 5,667 (3,701) Amortization of debt financing costs 1,267 1,599 1,770 2,482 4,084 3,498 828 919 2,716 2,483 Intangible amortization and impairments 29,910 28,549 35,421 50,942 64,367 90,381 23,616 34,898 65,400 94,860 Non-cash equity compensation expense 3,277 4,319 13,537 8,520 34,879 44,468 24,057 4,276 31,612 13,375 Non-cash changes in fair value of estimated contingent consideration 1,239 7,395 (160) (1,143) 22,294 6,638 10,564 14,435 28,879 25,696 Gain on sale of investment — — — — — (5,509) — — (5,509) — Loss on extinguishment of borrowings — — — — 8,106 21,071 7,060 — 21,071 — Delayed offering cost expense — — — — 9,840 — — — — — Management contract buyout — 1,800 — — — — — — — 1,428 Other one-time transaction expenses (1) — — — — 2,843 11,529 7,535 — 7,535 1,486 Subtotal 45,345 55,870 60,538 77,504 96,553 140,439 38,481 51,015 98,737 136,293 Pro forma tax (27%) (2) (12,243) (15,085) (16,345) (20,926) (26,069) (37,919) (10,390) (13,774) (26,659) (36,799) Tax adjustments (2)(3) 5,455 5,919 8,080 11,991 16,217 22,828 6,040 8,407 16,521 23,100 Adjusted Net Income 38,557 $ 46,704 $ 52,273 $ 68,569 $ 86,701 $ 125,348 $ 34,131 $ 45,648 $ 88,599 $ 122,594 $ Adjusted Shares Outstanding (4) 71,843,916 71,843,916 71,843,916 71,843,916 71,843,916 71,960,540 74,055,933 73,371,137 72,557,403 73,340,592 Adjusted Net Income Per Share 0.54 $ 0.65 $ 0.73 $ 0.95 $ 1.21 $ 1.74 $ 0.46 $ 0.62 $ 1.22 $ 1.67 $ Calculation of Adjusted Shares Outstanding(4): Weighted average shares of Class A common stock outstanding—basic (5) — — — — — 43,122,782 42,351,043 47,044,507 42,351,043 46,653,820 Adjustments: Shares of Class A common stock issued in connection with the IPO and Reorganization Transactions (6) 42,529,651 42,529,651 42,529,651 42,529,651 42,529,651 — — — — — Weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock (7) — — — — — 102,549 130,411 14,106 130,411 15,773 Weighted average Focus LLC common units outstanding (8) 22,499,665 22,499,665 22,499,665 22,499,665 22,499,665 22,630,668 22,695,798 22,275,034 22,565,761 22,513,950 Weighted average common unit equivalent of Focus LLC incentive units outstanding (9) 6,814,600 6,814,600 6,814,600 6,814,600 6,814,600 6,104,541 8,878,681 4,037,490 7,510,188 4,157,049 Adjusted Shares Outstanding (4) 71,843,916 71,843,916 71,843,916 71,843,916 71,843,916 71,960,540 74,055,933 73,371,137 72,557,403 73,340,592 Three months ended Full Year Nine months ended

27 * These footnotes refer to the table on slide 26 Represents one-time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10-Q and 10-K filings for additional details. For periods ended prior to the closing of the IPO and consummation of the related Reorganization Transactions on July 30, 2018, certain tax related adjustments are being made for comparative purposes only. As of September 30, 2019, the estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next 12 months is $34.5 million. For periods ended prior to the closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018, the Adjusted Shares Outstanding are deemed to be outstanding for comparative purposes only. Represents our GAAP weighted average Class A common stock outstanding – basic. The issuance of Class A common stock that occurred upon closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018 is assumed to have occurred as of January 1, 2013 for comparative purposes. Represents the incremental shares related to stock options and unvested Class A common stock as calculated under the treasury stock method. Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock. Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock. For the periods ending prior to July 30, 2018, the conversion to Focus LLC common units was based on the $33.00 IPO price. 27 Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share Reconciliation

Reconciliation of Cash Flow Available for Capital Allocation

($ in thousands)	Three months ended								Trailing 4-Quarters ended	
	Dec. 31, 2017	March 31, 2018	June 30, 2018	Sept. 30, 2018	Dec. 31, 2018	March 31, 2019	June 30, 2019	Sept. 30, 2019	Sept. 30, 2018	Sept. 30, 2019
Net cash provided by operating activities	$ 7,361	$ 12,725	$ 24,427	$ 49,066	$ 19,701	$ 15,913	$ 39,305	$ 74,702	$ 93,579	$ 149,621
Purchase of fixed assets	(2,004)	(2,312)	(2,117)	(1,897)	(2,780)	(1,875)	(8,185)	(10,698)	(8,330)	(23,538)
Distributions for unitholders	(586)	(138)	(368)	(802)	(1,436)	(596)	(11,138)	(3,491)	(1,894)	(16,661)
Payments under tax receivable agreements	—	—	—	—	—	—	—	—	—	—
Adjusted Free Cash Flow	$ 4,771	$ 10,275	$ 21,942	$ 46,367	$ 15,485	$ 13,442	$ 19,982	$ 60,513	$ 83,355	$ 109,422
Portion of contingent consideration paid included in operating activities(1)	793	1,468	1,648	4,574	3,572	9,170	4,012	825	8,483	17,579
Cash Flow Available for Capital Allocation(2)	$ 5,564	$ 11,743	$ 23,590	$ 50,941	$ 19,057	$ 22,612	$ 23,994	$ 61,338	$ 91,838	$ 127,001

1. A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, and therefore is a reconciling item to arrive at Cash Flow Available for Capital Allocation.
2. Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

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